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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2003

Watts Water Technologies, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-11499 (Commission File Number)	04-2916536 (IRS Employer Identification No.)
815 Chestnut Street, North Andover, MA 01845 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 688-1811

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

        On June 23, 2003, the Securities and Exchange Commission (the "Commission") declared effective the Registration Statement on Form S-3 (No. 333-105989) (the "Registration Statement") of Watts Water Technologies, Inc. (the "Company"), which permits the Company to issue up to an aggregate of $100,000,000 of debt securities, preferred stock and Class A common stock. The prospectus dated June 23, 2003 included in the Registration Statement is referred to as the "Prospectus."

        On December 10, 2003, the Company entered into an underwriting agreement to sell 4,000,000 shares of its Class A common stock (the "Offering Shares") (plus up to an additional 600,000 shares of its Class A common stock to cover over-allotments, if any (the "Over-Allotment Shares")). A copy of the press release announcing this offering was filed with the Commission as an exhibit to the Company's Current Report on Form 8-K dated December 1, 2003.

        The Company filed with the Commission on December 1, 2003 and December 11, 2003 a supplement to the Prospectus relating to the sale and issuance of the Offering Shares plus any Over-Allotment Shares (the "Prospectus Supplement"). In connection with the filing of the Prospectus and the Prospectus Supplement with the Commission, the Company is filing the underwriting agreement, an opinion of Goodwin Procter LLP as to the validity of the Offering Shares and the Over-Allotment Shares and the press release announcing the pricing of the Offering Shares as part of this Current Report on Form 8-K as Exhibits 1.1, 5.1 and 99.1, respectively.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits

Exhibit No.	Description
1.1*	Underwriting Agreement dated December 10, 2003 among Watts Water Technologies, Inc. and J.P. Morgan Securities Inc., et al.
5.1*	Opinion of Goodwin Procter LLP, dated December 10, 2003.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
99.1*	Press Release dated December 10, 2003.

        * Filed herewith.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2003	WATTS WATER TECHNOLOGIES, INC.
	By:	/s/ WILLIAM C. MCCARTNEY William C. McCartney Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Underwriting Agreement dated December 10, 2003 among Watts Water Technologies, Inc. and J.P. Morgan Securities Inc., et al.
5.1*	Opinion of Goodwin Procter LLP, dated December 10, 2003.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
99.1*	Press Release dated December 10, 2003.

        * Filed herewith.

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SIGNATURE
EXHIBIT INDEX